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                                                                 EXHIBIT 10-22
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                                    AGREEMENT
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         AGREEMENT, dated as of the 31st day of January, 1996, between DEB
SHOPS, INC., (the "Company") and Barry Vesotsky, (the "Employee").

         WHEREAS, the Employee is employed by the Company; and

         WHEREAS, the Company desires to supplement the Employee's salary by providing the Employee with an incentive bonus;

         NOW, THEREFORE, in consideration of the above premises and the Employee's continued employment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employee shall be entitled to receive a bonus ("Bonus"), in the manner set forth below, based on the increase in earnings before interest and taxes ("EBIT") of the Company, including its apparel subsidiaries, and excluding any subsidiary not engaged in the apparel business, on a consolidated basis, in accordance with GAAP (the "Base Company").

         2. The Bonus shall be determined as follows:

            (A) The Bonus will equal two percent (2%) of the increase in EBIT for the current fiscal year over the preceding fiscal year.

            (B) Notwithstanding the preceding Subsection 2(A), in the event that the Base Company sustains an operating loss in any fiscal year, the Bonus will be deemed earned if such operating loss is less than any operating loss sustained by the Base Company in the preceding fiscal year; in any such event, the Bonus will be two percent (2%) of the reduction in the operating loss from the previous year to the current year.

         3. The Bonus shall be calculated (based on the audited financial statements of the Company) and paid no later than April 15 of each fiscal year for the fiscal year ending January 31 of each year. The first calculation of the Bonus shall be for the fiscal year ending January 31, 1997.

         4. Notwithstanding anything herein to the contrary, in no event shall the Bonus exceed $150,000.

         5. This Agreement shall be for a term of three (3) years commencing on February 1, 1996 and expiring on January 31, 1999, so long as the Employee is employed by the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                 DEB SHOPS, INC.

                                 By: /s/ MARVIN ROUNICK
                                    --------------------------------
                                    Marvin Rounick, President

                                    /s/ BARRY VESOTSKY
                                    ---------------------------------
                                    Barry Vesotsky